UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

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Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

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Virginia	000-09881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way

P.O. Box 459

Edinburg, VA 22824

(Address of principal executive offices) (Zip Code)

(540) 984-4141

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	SHEN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of James F. DiMola

On June 4, 2026, James F. DiMola, a member of the Board of Directors (the “Board”) of Shenandoah Telecommunications Company (the “Company”), informed the Company of his decision to resign from the Board, effective as of June 8, 2026. His decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. DiMola was appointed to the Board as the Investor Director (as defined in the Investor Rights Agreement) pursuant to the Investor Rights Agreement, dated April 1, 2024 (the “Investor Rights Agreement”), between the Company and LIF Vista, LLC (the “Investor”), an affiliate of GCM Grosvenor Inc. (“GCM Grosvenor”). The material terms of the Investor Rights Agreement were disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2024 (the “Horizon Closing Form 8-K”), which also attached a copy of the Investor Rights Agreement as Exhibit 10.2. As further described below, the Investor Rights Agreement also provides that in the event of the resignation of the Investor Director as a member of the Board, the Investor may designate a replacement to fill such vacancy and the Board shall appoint such replacement to the Board. Such description in the Horizon Closing Form 8-K and the copy of the Investor Rights Agreement attached thereto are incorporated by reference herein.

Election of Matthew D. Rinklin

Effective June 8, 2026, pursuant to the Investor Rights Agreement as described above, the Board elected Matthew D. Rinklin to fill the Investor Director vacancy created by Mr. DiMola’s resignation. In accordance with the terms of the Investor Rights Agreement, Mr. Rinklin was recommended to the Board by the Investor. Mr. Rinklin has served as Managing Director at GCM Grosvenor L.P., a registered investment adviser and affiliate of the Investor and GCM Grosvenor, since June of 2018. The Board has unanimously approved Mr. Rinklin for appointment. Mr. Rinklin will serve as a Class 3 director for an initial term expiring at the Company’s annual meeting of shareholders in 2027, or until his successor has been duly elected and qualified or until his earlier death, resignation, or removal from office. The Board appointed Mr. Rinklin to serve on the Company’s Nominating and Corporate Governance Committee.

Other than as set forth in the Investor Rights Agreement, there are no arrangements or understandings between Mr. Rinklin and the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Rinklin will also receive compensation for his service on the Board in accordance with the Company’s standard policies, as described under “Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 9, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

Dated: June 8, 2026	/s/ James J. Volk
James J. Volk
Senior Vice President - Chief Financial Officer